Exhibit 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY REPORTS RESULTS FOR
SECOND QUARTER OF FISCAL 2007

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA — July 24, 2007 — The Cheesecake Factory Incorporated (Nasdaq: CAKE) today reported financial results for the second quarter of fiscal 2007, which ended on July 3, 2007.

Total revenues increased 16% to $373.2 million from $322.6 million in the second quarter of fiscal 2006.  Net income and diluted net income per share were $23.7 million and $0.33, respectively.

Operating Results

Comparable restaurant sales increased 1.1% in the second quarter of fiscal 2007.  By concept, comparable restaurant sales increased 0.8% at The Cheesecake Factory and increased 5.7% at Grand Lux Cafe in the second quarter of fiscal 2007.

“We are encouraged by our competitively strong sales during the first half of this year in spite of the industry issues facing casual dining operators.  We continue to be operationally focused on delivering a superior guest experience by providing outstanding food, service and hospitality, and believe that our positive comparable sales reflects our strong positioning,” said David Overton, Chairman and CEO.  “Comparable sales in the early weeks of the third quarter remain positive and in-line with our winter menu price increase.  Our summer menu began rolling out last week, and the additional 1.5% in menu pricing should help to offset known cost pressures for the second half of the year.”

New Restaurant Openings

The Company opened two Cheesecake Factory restaurants during the second quarter, and remains on track to open as many as 21 new restaurants in fiscal 2007.  The Company currently expects to open six Cheesecake Factory restaurants and one Grand Lux Cafe in the third quarter of fiscal 2007.

“The majority of new restaurant openings planned for the third quarter of fiscal 2007 will be located in the Northeast, which has been an extremely successful area for us given the population density in those markets and the popularity of our concepts in that region,” continued Overton.  “Our newest Cheesecake Factory in Braintree, Massachusetts, which opened in late June, has delivered average weekly sales in excess of $300,000 in its first few weeks of operation.”

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Conference Call and Webcast

A conference call to review the results for the second quarter of fiscal 2007 will be held on Tuesday, July 24, 2007 at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and an archived replay will be available shortly after the call and continue through August 23, 2007.  To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Q2 2007 The Cheesecake Factory Earnings Conference Call” at the top of the page.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 125 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.50.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates nine upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company’s control.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to risks and uncertainties due to factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries
Consolidated Financial Statements
(unaudited; in thousands, except per share and statistical data)

Consolidated Statements of Operations	13 Weeks Ended July 3, 2007		13 Weeks Ended July 4, 2006		26 Weeks Ended July 3, 2007		26 Weeks Ended July 4, 2006
	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue
Revenues	$373,167	100.0%	$322,573	100.0%	$729,750	100.0%	$629,292	100.0%
Costs and expenses:
Cost of sales	92,283	24.7%	80,374	24.9%	181,843	24.9%	157,322	25.0%
Labor expenses	120,696	32.3%	102,236	31.7%	239,536	32.8%	201,663	32.0%
Other operating costs and expenses	85,199	22.9%	74,129	23.0%	169,993	23.3%	146,339	23.3%
General and administrative expenses	20,237	5.4%	16,769	5.2%	39,709	5.5%	32,506	5.2%
Depreciation and amortization expenses	15,633	4.2%	12,990	4.0%	31,023	4.3%	25,394	4.0%
Preopening costs	3,724	1.0%	3,250	1.0%	6,808	0.9%	7,547	1.2%
Total costs and expenses	337,772	90.5%	289,748	89.8%	668,912	91.7%	570,771	90.7%
Income from operations	35,395	9.5%	32,825	10.2%	60,838	8.3%	58,521	9.3%
Interest (expense)/income, net	(1,660)	(0.5)%	977	0.3%	(1,075)	(0.1)%	2,501	0.4%
Other income, net	272	0.1%	147	0.0%	539	0.1%	1,801	0.3%
Income before income taxes	34,007	9.1%	33,949	10.5%	60,302	8.3%	62,823	10.0%
Income tax provision	10,299	2.7%	10,504	3.2%	18,188	2.5%	20,104	3.2%
Net income	$23,708	6.4%	$23,445	7.3%	$42,114	5.8%	$42,719	6.8%

Basic net income per share	$0.33		$0.30		$0.57		$0.54
Basic weighted average shares outstanding	71,786		78,221		74,404		78,570

Diluted net income per share	$0.33		$0.30		$0.56		$0.53
Diluted weighted average shares outstanding	72,818		79,467		75,522		79,994

Selected Segment Information
Revenues:
Restaurants	$359,281		$308,169		$702,362		$602,006
Bakery	25,500		24,357		50,440		46,703
Intercompany bakery sales	(11,614)		(9,953)		(23,052)		(19,417)
	$373,167		$322,573		$729,750		$629,292

Income from operations:
Restaurants	$53,238		$47,108		$95,359		$87,065
Bakery	3,696		3,805		7,803		6,843
Corporate	(21,539)		(18,088)		(42,324)		(35,387)
	$35,395		$32,825		$60,838		$58,521

Selected Consolidated Balance Sheet Information	July 3, 2007	January 2, 2007
Cash and cash equivalents	$1,694	$44,790
Investments and marketable securities	89,208	89,524
Total assets	1,065,216	1,039,731
Total liabilities	494,541	328,189
Stockholders’ equity	570,675	711,542

Supplemental Information	13 Weeks Ended July 3, 2007	13 Weeks Ended July 4, 2006	26 Weeks Ended July 3, 2007	26 Weeks Ended July 4, 2006
Comparable restaurant sales percentage change(1)	1.1%	-0.8%	0.8%	-1.1%
Restaurants opened during period	2	2	3	4
Restaurants open at period-end	135	115	135	115
Restaurant operating weeks	1,740	1,471	3,460	2,920

(1) Includes Cheesecake Factory restaurants and Grand Lux Cafes

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